                                                                    Exhibit 99.1

MERGER OF NATIONAL COMMERCE FINANCIAL CORPORATION WITH AND INTO SUNTRUST BANKS,
INC. ("SUNTRUST BANKS") AND PROPOSED MERGER OF NATIONAL BANK OF COMMERCE, NBC
BANK, FSB AND SUNTRUST BANKCARD, N.A., WITH AND INTO SUNTRUST BANK (THE "BANK")

     Effective October 1, 2004, National Commerce Financial Corporation, a
Tennessee corporation and a registered bank holding company ("NCF"), merged with and into SunTrust Banks, pursuant to the Agreement and Plan of Merger, dated as of May 7, 2004, between NCF and SunTrust Banks (the "Holding Company Merger").
As of June 30, 2004, NCF had total assets of $24.0 billion, total liabilities of
$21.3 billion and total shareholders' equity of $2.8 billion. As a result of the
Holding Company Merger, SunTrust Banks issued approximately 76.4 million shares of common stock and paid an aggregate of $1.8 billion to the former shareholders of NCF.

     In the second quarter of 2005, SunTrust Banks intends to merge National
Bank of Commerce ("NBC"), which was the primary banking subsidiary of NCF, NBC
Bank, FSB ("NBCFSB"), which was a thrift institution subsidiary of NCF, and
SunTrust BankCard, N.A. ("BankCard"), which is SunTrust Banks' credit card bank subsidiary, with and into the Bank (the "Bank Mergers"). NBC is a national banking association with its main office in Memphis, Tennessee and with its operations headquarters in Durham, North Carolina. In certain markets, NBC operates under the name "Central Carolina Bank", or CCB, and "Wal-Mart Money
Center by National Bank of Commerce". As of December 31, 2004, NBC offered commercial and retail banking, savings and trust services through 258 CCB offices located in North Carolina and South Carolina, 29 Wal-Mart Money Centers
in Georgia and Tennessee, 177 NBC offices located in Tennessee, Mississippi,
Arkansas, Georgia, Virginia and West Virginia and 12 El Banco branches located in Georgia. As of December 31, 2004, NBC had total assets of $28.4 billion, total liabilities of $21.1 billion and total equity capital of $7.3 billion.
NBCFSB is a federal savings bank with its main office in DeSoto County,
Mississippi, and with its operations headquartered in Memphis, Tennessee. As of
December 31, 2004, NBCFSB offered primarily retail consumer banking services through three offices located in DeSoto County, Mississippi and two Wal-Mart
Money Centers. As of December 31, 2004, NBCFSB had total assets of $38.4 million, total liabilities of $26.9 million and total equity capital of $11.5 million. BankCard is a national bank with its main office in Orlando, Florida.
BankCard is a limited purpose credit card bank that issues credit cards to small and middle market businesses. As of December 31, 2004, BankCard had total assets of $209.3 million, total liabilities of $179.1 million and total equity capital of $30.2 million.

     Each of NBC and BankCard files Call Reports, and NBCFSB files Thrift
Financial Reports, with its primary federal regulator. Such Call Reports and
Thrift Financial Reports are on file with, and publicly available upon written request to, the FDIC, 801 17th Street, N.W., Washington, D.C. 20434, Attention:
Public Information Center or by calling the FDIC at 1-202-416-6940.

     The completion of the Bank Mergers is subject to a number of conditions and receipt of all required regulatory approvals. Although it is currently anticipated that the Bank Mergers will take place in the second quarter of 2005, no assurance can be given as to when, or if, the Bank Mergers will occur.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information has been prepared to reflect the Bank Mergers. The unaudited pro forma condensed combined balance sheet presents how the combined balance sheets of NBC, NBCFSB,
BankCard and the Bank (the "Merged Banks") may have appeared had the businesses actually been combined as of December 31, 2004. The unaudited pro forma condensed combined income statement presents how the combined income statements of the Merged Banks may have appeared had the businesses actually been combined as of January 1, 2004.

     The mergers of NBC and NBCFSB with and into the Bank are being accounted for using the purchase method of accounting; accordingly, SunTrust Banks' cost to acquire NBC was allocated to the assets (including identifiable intangible assets such as core deposit intangibles) and liabilities at their respective fair values on the date the Holding Company Merger was consummated (October 1,
2004). The merger of BankCard with and into the Bank is being accounted for on a pooling-like basis due to both entities being under common control.

     The unaudited pro forma condensed combined financial information is presented for informational purposes only. Certain amounts in the historical consolidated financial statements of NBC have been reclassified to conform with the Bank's historical financial information presentation. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined bank.

     The unaudited pro forma condensed combined financial information under the bank headings is based on the Call Reports of the Bank, BankCard and NBC and, with respect to NBCFSB, on its Thrift Financial Reports. The Call Reports of
each of the Bank and NBC include the financial information of the Bank and its consolidated subsidiaries, and NBC and its consolidated subsidiaries, respectively.

     The unaudited pro forma condensed combined income statement does not reflect (a) anticipated expenses and nonrecurring charges that may result from the Holding Company Merger and the Bank Mergers, (b) estimated expense savings and revenue enhancements anticipated to result from the Holding Company Merger and the Bank Mergers and (c) any changes required or which may be required by any regulatory authority. The unaudited pro forma condensed combined financial information does not reflect the issuance of $300 million of 5.40% Fixed Rate
Subordinated Notes of

SunTrust Bank due 2020 and $200 million of Floating Rate Subordinated Notes of
SunTrust Bank due 2015, which were both issued on March 24, 2005.

     Additionally, effective February 2005, NBC Capital Markets, formerly a subsidiary of NBC, merged with and into SunTrust Capital Markets, which is not a subsidiary of the Bank. NBC Capital Markets had total assets of $442.5 million, total liabilities of $337.1 million, and total equity capital of $105.5 million as of December 31, 2004. The historical financial data for NBC in the pro forma condensed combined financial statements includes NBC Capital Markets.

                                  SunTrust Bank
                   Pro Forma Condensed Combined Balance Sheet
                                December 31, 2004
                                 (in thousands)

                                                 SunTrust      National
BALANCE SHEET DATA:                 SunTrust     BankCard,     Bank of        NBC        Pro Forma
                                      Bank         N.A.        Commerce    Bank, FSB     Combined
                                  ------------  ----------   ------------  ----------  ------------

ASSETS
Cash and balances due from
   depository institutions        $  3,617,071  $       19   $    466,265  $    2,555  $  4,085,910
Funds sold & securities
   purchased under agreement to
   resell                            5,824,574          --        196,302       5,400     6,026,276
Trading assets                       1,390,203          --        168,267          --     1,558,470
Securities                          20,546,491         148      5,830,873      11,586    26,389,098
Loans held for sale                  6,352,651          --        227,572          --     6,580,223
Loans and lease financings          86,738,792     174,210     14,761,303       7,136   101,681,441
Allowance for loan and lease          (873,107)     (3,905)      (171,256)       (111)   (1,048,379)
   losses
   Loans and leases, net            85,865,685     170,305     14,590,047       7,025   100,633,062
Other real estate owned                 18,311          --         15,615          --        33,926
Premises & equipment                 1,418,420         351        199,629         549     1,618,949
Goodwill                               886,405          --      5,573,017       6,493     6,465,915

Other intangible assets                603,063          --        345,588          --       948,651

Other assets                         4,137,003      38,491        799,057       4,792     4,979,343
                                  ------------  ----------   ------------  ----------  ------------
   Total assets                   $130,659,877  $  209,314   $ 28,412,232  $   38,400  $159,319,823
                                  ============  ==========   ============  ==========  ============
LIABILITIES
Deposits                          $ 88,855,647  $   14,643   $ 15,537,882  $   26,289  $104,434,461
Funds purchased & securities
   sold under agreement to
   repurchase                       11,297,712     155,600      2,306,288          --    13,759,600
Trading liabilities                    827,012          --        132,740          --       959,752
Other borrowed money                14,056,369       4,050      2,663,741          --    16,724,160
Subordinated debt                    2,349,457          --        150,000          --     2,499,457
Other liabilities                    3,400,098       4,835        310,606         591     3,716,130
                                  ------------  ----------   ------------  ----------  ------------
   Total liabilities              $120,786,295  $  179,128   $ 21,101,257  $   26,880  $142,093,560
                                  ============  ==========   ============  ==========  ============
EQUITY CAPITAL
Common stock                      $     21,600  $    1,150   $      7,000  $      150  $     29,900
Surplus                              3,245,229      21,840      7,225,982      11,400    10,504,451

Retained earnings                    5,941,169       7,192         73,383         (91)    6,021,653
Accumulated other comprehensive
   income (loss)                       665,584           4          4,610          61       670,259
                                  ------------  ----------   ------------  ----------  ------------
   Total equity capital              9,873,582      30,186      7,310,975      11,520    17,226,263
                                  ------------  ----------   ------------  ----------  ------------
   Total liabilities and equity
     capital                      $130,659,877  $  209,314   $ 28,412,232  $   38,400  $159,319,823
                                  ============  ==========   ============  ==========  ============

                                  SunTrust Bank
                  Pro Forma Condensed Combined Income Statement
                  For the twelve months ended December 31, 2004
                                 (in thousands)

                                                 SunTrust      National
INCOME STATEMENT DATA:              SunTrust     BankCard,     Bank of        NBC      Adjustments/         Pro Forma
                                      Bank         N.A.        Commerce    Bank, FSB   Eliminations(1)      Combined
                                  ------------  ----------   ------------  ----------  ---------------     -------------

Net interest income               $  3,579,344  $    7,803   $    775,732  $      828  $          697  (A) $  4,364,404
Provision for loan and lease
  losses                               121,116       1,910         56,320         207              --           179,553
                                  ------------  ----------   ------------  ----------  ---------------     -------------
Net interest income after
  provision for loan and lease
  losses                             3,458,228       5,893        719,412         621             697         4,184,851
Noninterest income                   2,212,653      41,270        382,787         883             --          2,637,593
Noninterest expense                  3,527,426      39,053        614,627       1,175           3,006  (B)    4,185,287
                                  ------------  ----------   ------------  ----------  ---------------     -------------
Income from continuing
  operations before provision
  for income taxes                   2,143,455       8,110        487,572         329          (2,309)        2,637,157
Provision for income taxes             637,055       2,871        164,181         137            (878) (C)      803,366
                                  ------------  ----------   ------------  ----------  ---------------     -------------
   Net income                     $  1,506,400  $    5,239   $    323,391  $      192  $       (1,431)     $  1,833,791
                                  ============  ==========   ============  ==========  ===============     =============

(1)  See notes to Unaudited Pro Forma Condensed Combined Financial Information

                                  SunTrust Bank
                Unaudited Pro Forma Financial and Operating Data
                             (dollars in thousands)

                                               SUNTRUST BANK   SUNTRUST BANK PRO
                                                   ACTUAL            FORMA
                                               -------------   -----------------
AS OF DECEMBER 31, 2004
Allowance for loan losses at period end        $     873,107     $   1,048,379
Allowance to period end loans
                                                        1.01%             1.03%
Nonaccrual loans at period end                 $     299,781     $     354,428

Nonaccrual loans as a percent of period
  end loans                                             0.35%             0.35%

Accruing loans past due 90 days or more        $     164,973     $     186,726

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
Net charge-offs                                $     182,851     $     239,257

Earnings to Fixed Charges:
Including interest on deposits                          2.56x             2.56x
Excluding interest on deposits                          4.26x             4.47x

                                  SUNTRUST BANK
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A)  Adjustment consists of amortization for the period January 1, 2004 through
     September 30, 2004 of fair-value adjustments made to loans, securities, deposits, and long-term debt, as well as interest expense on $800.0 million in brokered certificates of deposit which were issued in connection with the Holding Company Merger.

(B)  Includes adjustment to write-off NBC intangible asset amortization and record identifiable intangible asset amortization resulting from the
     Holding Company Merger for the period January 1, 2004 through September 30,
     2004. The Bank estimates the core deposit intangibles will be amortized over ten years using the sum of the years digit method and the other intangibles will be amortized over an estimated weighted average of 7.3 years using the straight line method.

(C)  Adjustment to record the tax effect of the pro forma adjustments using the
     Bank's statutory tax rate of 38.0%.

CAPITALIZATION OF THE BANK

     The following table sets forth the actual unaudited consolidated capitalization of the Bank as of December 31, 2004, pro forma capitalization giving effect to the Bank Mergers and pro forma capitalization as adjusted to give effect both to the Bank Mergers and the issuance of $300 million of 5.40%
Fixed Rate Subordinated Notes of SunTrust Bank due 2020 and $200 million of
Floating Rate Subordinated Notes of SunTrust Bank due 2015, which were both issued on March 24, 2005 (dollars in thousands):

                                                                                                 SUNTRUST BANK
                                                                SUNTRUST BANK   SUNTRUST BANK      PRO FORMA
                                                                    ACTUAL        PRO FORMA      AS ADJUSTED(1)
                                                                -------------   -------------    --------------

LONG TERM DEBT:
Subordinated notes and debentures                               $    2,349,457  $    2,499,457  $    2,999,457
Other long-term debt                                                12,428,150      15,083,789      15,083,789
   Total long-term debt                                             14,777,607      17,583,246      18,083,246

SHAREHOLDER'S EQUITY:
Preferred stock $1,000 par value, 100,000 shares authorized;
   none issued                                                              --              --              --
Common stock $5 par value, 4,750,000 authorized;
   4,320,000 outstanding                                                21,600          29,900          29,900
Additional paid in capital                                           3,245,229      10,504,451      10,504,451
Retained earnings                                                    5,941,169       6,021,653       6,021,653
Accumulated other comprehensive income                                 665,584         670,259         670,259
   Total shareholder's equity                                        9,873,582      17,226,263      17,226,263
   Total long-term debt and shareholder's equity                $   24,651,189  $   34,809,509  $   35,309,509

CAPITAL RATIOS:
Risk-based Tier 1 capital ratio                                           7.80%           7.94%            7.94%
Risk-based total capital ratio                                           10.67           10.66            11.03
Tier 1 leverage ratio                                                     7.27            7.21             7.21

(1) The pro forma balance includes $500 million related to the issuance of $300 million of 5.40% Fixed Rate Subordinated Notes of SunTrust Bank due 2020 and
$200 million of Floating Rate Subordinated Notes of SunTrust Bank due 2015,
which were both issued on March 24, 2005.